SUBSCRIPTION AGREEMENT


          For and in consideration of the mutual agreements herein contained, Malcolm R. Fobes III, hereinafter referred to as "Subscriber" hereby agrees to purchase from the Berkshire Capital Growth & Value Fund (the "Fund"), a mutual fund series of the Berkshire Capital Investment Trust, and Fund agrees to sell to Subscriber 7,500 shares of capital stock of Fund, par value $1.00 per share, at the price of $10.00 per share, upon the following terms and conditions:

          Subscriber agrees to pay $75,000 to Fund upon demand.

          Fund will not issue any securities or receive any of the proceeds of this subscription until subscriptions identical in form to this one have been made by not more than 25 persons (which shall include Subscriber) to purchase from Fund securities for an aggregate net amount, which plus Fund's then net worth will equal at least $100,000.

          Unless such aggregate net amount is paid to Fund and Fund then has $100,000 of net worth within 90 days after July 1, 1997, the date on which the registration statement filed under the Securities Act of 1933 with respect to the Fund's capital stock became effective, then this subscription shall become null and void and the full amount paid in by the Subscriber will be refunded to Subscriber on demand without any deduction.

          In the event that such aggregate net amount of cash has been paid in and Fund has a net worth of at least $100,000 within 90 days after such registration statement has become effective, then this subscription shall be in full force and effect; and Fund may retain all funds tendered to it.

          Subscriber agrees that the shares are being purchased for investment with no present intention of reselling or redeeming said shares.

          It is understood that said aggregate net amount will be paid in to Fund before any subscriptions for Fund capital stock will be accepted from any persons in excess of twenty-five.



     Subscriber of shares of the Berkshire Capital Growth & Value Fund


        /s/ Malcolm R. Fobes III                       June 12, 1997
By:    ___________________________          Dated:     _______________
       Malcolm R. Fobes III


     Subscription agreed to Berkshire Capital Growth & Value Fund


        /s/ Malcolm R. Fobes III                       June 12, 1997
By:    ____________________________         Dated:     _______________
       Malcolm R. Fobes III
       Chairman
       Board of Trustees
       Berkshire Capital Investment Trust


                                     -8A-

                            SUBSCRIPTION AGREEMENT


          For and in consideration of the mutual agreements herein contained, Ronald G. Seger, hereinafter referred to as "Subscriber" hereby agrees to purchase from the Berkshire Capital Growth & Value Fund (the "Fund"), a mutual fund series of the Berkshire Capital Investment Trust, and Fund agrees to sell to Subscriber 2,500 shares of capital stock of Fund, par value $1.00 per share, at the price of $10.00 per share, upon the following terms and conditions:

          Subscriber agrees to pay $25,000 to Fund upon demand.

          Fund will not issue any securities or receive any of the proceeds of this subscription until subscriptions identical in form to this one have been made by not more than 25 persons (which shall include Subscriber) to purchase from Fund securities for an aggregate net amount, which plus Fund's then net worth will equal at least $100,000.

          Unless such aggregate net amount is paid to Fund and Fund then has $100,000 of net worth within 90 days after July 1, 1997, the date on which the registration statement filed under the Securities Act of 1933 with respect to the Fund's capital stock became effective, then this subscription shall become null and void and the full amount paid in by the Subscriber will be refunded to Subscriber on demand without any deduction.

          In the event that such aggregate net amount of cash has been paid in and Fund has a net worth of at least $100,000 within 90 days after such registration statement has become effective, then this subscription shall be in full force and effect; and Fund may retain all funds tendered to it.

          Subscriber agrees that the shares are being purchased for investment with no present intention of reselling or redeeming said shares.

          It is understood that said aggregate net amount will be paid in to Fund before any subscriptions for Fund capital stock will be accepted from any persons in excess of twenty-five.



     Subscriber of shares of the Berkshire Capital Growth & Value Fund


        /s/ Ronald G. Seger                            June 12, 1997
By:    ___________________________          Dated:     _______________
       Ronald G. Seger


     Subscription agreed to Berkshire Capital Growth & Value Fund


        /s/ Malcolm R. Fobes III                       June 12, 1997
By:    ____________________________         Dated:     _______________
       Malcolm R. Fobes III
       Chairman
       Board of Trustees
       Berkshire Capital Investment Trust

                            SUBSCRIPTION AGREEMENT


          For and in consideration of the mutual agreements herein contained Alan M. Cranston, hereinafter referred to as "Subscriber" hereby agrees to purchase from the Berkshire Capital Growth & Value Fund (the "Fund"), a mutual fund series of the Berkshire Capital Investment Trust, and Fund agrees to sell to Subscriber 50 shares of capital stock of Fund, par value $1.00 per share, at the price of $10.00 per share, upon the following terms and conditions:

          Subscriber agrees to pay $500 to Fund upon demand.

          Fund will not issue any securities or receive any of the proceeds of this subscription until subscriptions identical in form to this one have been made by not more than 25 persons (which shall include Subscriber) to purchase from Fund securities for an aggregate net amount, which plus Fund's then net worth will equal at least $100,000.

          Unless such aggregate net amount is paid to Fund and Fund then has $100,000 of net worth within 90 days after July 1, 1997, the date on which the registration statement filed under the Securities Act of 1933 with respect to the Fund's capital stock became effective, then this subscription shall become null and void and the full amount paid in by the Subscriber will be refunded to Subscriber on demand without any deduction.

          In the event that such aggregate net amount of cash has been paid in and Fund has a net worth of at least $100,000 within 90 days after such registration statement has become effective, then this subscription shall be in full force and effect; and Fund may retain all funds tendered to it.

          Subscriber agrees that the shares are being purchased for investment with no present intention of reselling or redeeming said shares.

          It is understood that said aggregate net amount will be paid in to Fund before any subscriptions for Fund capital stock will be accepted from any persons in excess of twenty-five.



     Subscriber of shares of the Berkshire Capital Growth & Value Fund


        /s/ Alan M. Cranston                           June 12, 1997
By:    ___________________________          Dated:     _______________
       Alan M. Cranston


     Subscription agreed to Berkshire Capital Growth & Value Fund


        /s/ Malcolm R. Fobes III                       June 12, 1997
By:    ____________________________         Dated:     _______________
       Malcolm R. Fobes III
       Chairman
       Board of Trustees
       Berkshire Capital Investment Trust